EXHIBIT 4.13

AMENDMENT NO. 1 TO

FIFTH SUPPLEMENTAL INDENTURE

dated as of February 23, 2007

among

IRON MOUNTAIN INCORPORATED,

THE GUARANTORS NAMED HEREIN,

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee

THIS AMENDMENT NO. 1 TO FIFTH SUPPLEMENTAL INDENTURE, dated as of February 23, 2007 (“Amendment No. 1”), is by and between IRON MOUNTAIN INCORPORATED, a Delaware corporation (the “Company”), having its principal office at 745 Atlantic Avenue, Boston, Massachusetts 02111, the Guarantors signatory hereto, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”), having its principal corporate trust office at 222 Berkeley Street, 2nd Floor, Boston, MA  02116.

WITNESSETH:

WHEREAS, the Company and the Trustee, as successor trustee, are parties to that certain Senior Subordinated Indenture, dated as of December 30, 2002 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the Company and the Trustee, as successor trustee, entered into that certain Fifth Supplemental Indenture, dated as of January 19, 2007 (the “Fifth Supplemental Indenture”), pursuant to Section 9.1(e) of the Indenture, to supplement the Indenture and to provide for the form and terms for the sale of €225,000,000 aggregate principal amount of the Company’s Securities (the “Notes”) on January 19, 2007;

WHEREAS, the Company desires to amend the Fifth Supplemental Indenture pursuant to Section 9.1(d) of the Indenture to allow Holders to buy and sell Notes in denominations of €50,000 and integral multiples of €1,000 in excess thereof; and

WHEREAS, the Company represents that this Amendment No. 1 provides additional benefits to the Holders and does not materially adversely affect the legal rights of any Holder under the Indenture;

NOW, THEREFORE, for and in consideration of the premises stated herein, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to enter into this Amendment No. 1, for the equal and proportionate benefit of all Holders of Notes, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.   Definitions.

Capitalized terms used but not defined herein shall have the meanings provided to them in the Fifth Supplemental Indenture or, if not defined herein or therein, the Indenture.

ARTICLE 2.

AMENDMENTS

Section 2.1.   Amendment to Section 2.1(a) — Form and Dating — General. The last sentence of the first paragraph of Section 2.1(a) is hereby amended, restated and replaced in its entirety by the following:

The Notes shall be in denominations of €50,000 and integral multiples of €1,000 in excess thereof.

Section 2.2.   Amendments to Section 2.5 — Redemption. Clause (7) under § 3.10 of Section 2.5 is hereby amended, restated and replaced in its entirety by the following:

(7)                                  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed to be appropriate by the Company so that only Notes in denominations of €50,000, or integral multiples of  €1,000 in excess thereof, shall be purchased); and

(b) The last paragraph of § 3.10 of Section 2.5 is hereby amended, restated and replaced in its entirety by the following:

In the event the amount of Excess Proceeds to be applied to an Asset Sale Offer would result in the purchase of a principal amount of Notes which is not evenly divisible by €1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

Section 2.3.   Amendments to Section 2.6(k) — Additional Covenants — Change of Control Offer. The first sentence of § 4.18 of Section 2.6(k) is hereby amended, restated and replaced in its entirety by the following:

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to €50,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, and Additional Tax Amounts, if any (the “Change of Control Payment”).

(b) Clause (7) under § 4.18(a) of Section 2.6(k) is hereby amended, restated and replaced in its entirety by the following:

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to €50,000 in principal amount or an integral multiple of  €1,000 in excess thereof.

(c) The first sentence of the second paragraph under § 4.18(b) of Section 2.6(k) is hereby amended, restated and replaced in its entirety by the following:

The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of €50,000 or an integral multiple of  €1,000 in excess thereof.

Section 2.4.   Amendments to Exhibit A — Form of Notes.(a) The fourth sentence of the first paragraph of Section 7. — NOTICE OF REDEMPTION is hereby amended, restated and replaced in its entirety by the following:

The Notes in denominations larger than €50,000 may be redeemed in part but only in integral multiples of €1,000 in excess thereof, unless all the Notes held by a Holder are to be redeemed.

(b) The first sentence of Section 11 — DENOMINATIONS, TRANSFER, EXCHANGE is hereby amended, restated and replaced in its entirety by the following:

The Notes are in registered form without coupons in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof.

ARTICLE 3.

MISCELLANEOUS

Section 3.1.   Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.2.   Successors and Assigns.

All covenants and agreements in this Amendment No. 1 by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.3.   Separability Clause.

In case any provision in this Amendment No. 1 or shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4.   Governing Law.

This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions (other than Section 5-1401 of the New York General Obligations Law) that might cause this Fifth Supplemental Indenture and the Notes to be governed by or construed or enforced in accordance with the laws of any other jurisdiction.

Section 3.5.   Counterparts.

This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 3.6.   Ratification.

Except as modified herein, all terms and conditions of the Fifth Supplemental Indenture shall remain in full force and effect, which terms and conditions the parties hereto, as applicable, hereby ratify and affirm.

Section 3.7.   Trustee.

The Trustee makes no representations as to the validity or sufficiency of the Fifth Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed, and attested, all as of the date and year first written above.

IRON MOUNTAIN INCORPORATED
By:	/s/ Garry B. Watzke
Name:	Garry B. Watzke
Title:	Senior Vice President and General Counsel
COMAC, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
TREELINE SERVICES CORPORATION
NETTLEBED ACQUISITION CORP.
By:	/s/ Garry B. Watzke
Name:	Garry B. Watzke
Title:	Senior Vice President and General Counsel
IRON MOUNTAIN GLOBAL LLC
By:	Iron Mountain Global, Inc., its sole member
By:	/s/ Garry B. Watzke
Name:	Garry B. Watzke
Title:	Senior Vice President and General Counsel

IRON MOUNTAIN STATUTORY TRUST - 1998
By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended
	By:	/s/ John Correia
	Name:	John Correia
	Title:	Vice President
IRON MOUNTAIN STATUTORY TRUST - 1999
By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended
	By:	/s/ John Correia
	Name:	John Correia
	Title:	Vice President
THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Peter M. Murphy
	Name:	Peter M. Murphy
	Title:	Vice President